UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]	Preliminary Proxy Statement
[_]	Confidential, For Use of the Commission Only (As Permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[_]	Definitive Additional Materials
[_]	Soliciting Material under Rule 14a-12

CHINA BAK BATTERY, INC.
(Name of Registrant as Specified In Its Charter)

___________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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[_]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On September 26, 2014

To the Stockholders of CHINA BAK BATTERY, INC.:

You are cordially invited to attend the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of China BAK Battery, Inc., a Nevada corporation (the “Company”) on Friday, September 26, 2014, at 9:00 a.m., local time, at BAK Industrial Park, Meigui Street, Huayuankou Economic Zone, Dalian City, 116422, China.

We are now filing this proxy statement on Schedule 14A with the SEC in order to provide the disclosures required by the rules and regulations of the SEC in connection with the Annual Meeting, which will be held for the following purposes:

1.

To elect five (5) persons to the Board of Directors of the Company, each to serve until the next annual meeting of stockholders of the Company or until such person shall resign, be removed or otherwise leave office;

2.	To ratify the appointment of Crowe Horwath (HK) CPA Limited as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2014;

3.	To have an advisory vote on executive compensation; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on August 4, 2014 (the “Record Date”) are entitled to notice and to vote at the Annual Meeting and any adjournment or postponement thereof.

A Proxy Statement describing the matters to be considered at the Annual Meeting is attached to this Notice. Our 2013 Annual Report is part of the full set of our proxy materials, but it is not deemed to be part of the Proxy Statement.

It is important that your shares are represented at the Annual Meeting. We urge you to review the attached Proxy Statement and, whether or not you plan to attend the Annual Meeting in person, please vote your shares promptly by casting your vote via the Internet or, if you receive a full set of proxy materials by mail or request one be mailed to you, and prefer to mail your proxy or voter instructions, please complete, sign, date, and return your proxy or vote instruction form in the pre-addressed envelope provided, which requires no additional postage if mailed in the United States. You may revoke your vote by submitting a subsequent vote over the Internet or by mail before the Annual Meeting, or by voting in person at the Annual Meeting.

If you plan to attend the meeting, please notify us of your intentions. This will assist us with meeting preparations. If your shares are not registered in your own name and you would like to attend the Annual Meeting, please follow the instructions contained in the Notice of Internet Availability of Proxy Materials that is being mailed to you and any other information forwarded to you by your broker, trust, bank, or other holder of record to obtain a valid proxy from it. This will enable you to gain admission to the Annual Meeting and vote in person.

By Order of the Board of Directors,
/s/ Xiangqian Li
Secretary

August 8, 2014

TABLE OF CONTENTS

PROXY STATEMENT	1
QUESTIONS AND ANSWERS ABOUT VOTING	1
SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS	5
PROPOSAL NO. 1 ELECTION OF DIRECTORS	7
REPORT OF THE AUDIT COMMITTEE	14
FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2013	14
EXECUTIVE COMPENSATION	15
PROPOSAL NO. 2 – RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS	19
PROPOSAL NO. 3 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	21
OTHER INFORMATION	22
GENERAL	22
STOCKHOLDER COMMUNICATIONS	22
STOCKHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING	22
ANNUAL REPORT ON FORM 10-K	22

CHINA BAK BATTERY, INC.

BAK Industrial Park,
Meigui Street, Huayuankou Economic Zone,
Dalian City, 116422, China
-------------------------------
PROXY STATEMENT
-------------------------------

This Proxy Statement and the accompanying proxy are being furnished with respect to the solicitation of proxies by the Board of Directors of China BAK Battery, Inc., a Nevada corporation (the “Company” or “we”), for the Company’s 2014 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting is to be held at 9:00 a.m., local time, on Friday, September 26, 2014, and at any adjournment(s) or postponement(s) thereof, at the principal executive offices of the Company, located at BAK Industrial Park, Meigui Street, Huayuankou Economic Zone, Dalian City, 116422, China.

The approximate date on which the Proxy Statement and form of proxy card are intended to be sent or made available to stockholders is on or about August 8, 2014.

We are asking you to elect the five nominees identified in this proxy statement as directors of the Company until the next annual meeting of stockholders, to ratify our selection of Crowe Horwath (HK) CPA Limited as our registered public accounting firm for our fiscal year ending September 30, 2014, and to consider an advisory vote to approve executive compensation.

We will also transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

QUESTIONS AND ANSWERS ABOUT VOTING

Why am I receiving these materials?

Our records indicate that you owned your shares of Company common stock at the close of business on August 4, 2014 (the “Record Date”). You have been sent this Proxy Statement and the enclosed proxy card because the Company is soliciting your proxy to vote your shares of common stock at the Annual Meeting on the proposals described in this Proxy Statement.

What am I voting on?

There are three matters scheduled for a vote:

  the election of the five nominees identified in this Proxy Statement as directors, each to serve until the next annual meeting of stockholders of the Company or until such person shall resign, be removed or otherwise leave office (“Proposal 1”);

  the ratification of the appointment of Crowe Horwath (HK) CPA Limited as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2014 (“Proposal 2”); and

  an advisory vote to approve executive compensation (“Proposal 3”).

Who is entitled to vote at the Annual Meeting?

All owners of our common stock as of the close of business on the Record Date are entitled to vote their shares of common stock at the Annual Meeting and any adjournment or postponement thereof. As of the Record Date, a total of 12,619,597 shares of common stock are outstanding and eligible to vote at the Annual Meeting. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting. The enclosed proxy card or voting instruction card shows the number of shares you are entitled to vote at the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

If on the Record Date your shares were registered directly in your name with the Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, to ensure your vote is counted, we encourage you to vote either by Internet or by filling out and returning the enclosed proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on the Record Date your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As the beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account.

How do I vote?

Your shares may only be voted at the Annual Meeting if you are present in person or are represented by proxy. Whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy to ensure that your shares will be represented. To vote by proxy, complete the enclosed proxy card and mail it in the postage-paid envelope provided, or you may vote by using the Internet in accordance with the instructions provided on the enclosed proxy card. The Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares and to confirm that their instructions have been properly recorded.

You may revoke your proxy at any time before it is exercised by timely submission of a written revocation to our Secretary, submission of a properly executed later-dated proxy or by timely voting by ballot at the Annual Meeting. Voting by proxy will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. Attendance at the Annual Meeting will not by itself constitute a revocation of your proxy – you must vote at the Annual Meeting.

If your shares are held in the name of a brokerage firm, bank, dealer or other similar organization that holds your shares in “street name,” you will receive instructions from that organization that you must follow in order for your shares to be voted.

All shares that you are entitled to vote and that are represented by a properly-completed proxy received prior to the Annual Meeting and not revoked will be voted at the Annual Meeting in accordance with the instructions on the proxy. If you properly deliver your proxy but fail to indicate how your shares should be voted, the shares represented by your proxy will be voted FOR Proposal 1, FOR Proposal 2, FOR Proposal 3 and in the discretion of the persons named in the proxy as proxy appointees as to any other matter that may properly come before the Annual Meeting.

Who may attend the Annual Meeting?

All stockholders that were stockholders of the Company as of the Record Date, or their authorized representatives, may attend the Annual Meeting. Admission to the Annual Meeting will be on a first-come, first-served basis. If your shares are held in the name of a brokerage firm, bank, dealer or other similar organization that holds your shares in “street name” and you plan to attend the Annual Meeting, you should bring proof of ownership to the Annual Meeting, such as a current bank or brokerage account statement, to ensure your admission.

How will votes be counted?

The Annual Meeting will be held if a quorum, consisting of thirty-three and one-third percent (33-1/3%) of the outstanding shares of common stock entitled to vote as of the Record Date, is represented in person or by proxy. Abstentions and broker “non-votes” will be counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee, such as a bank or broker, holding shares for a beneficial owner, does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Under the rules of the New York Stock Exchange (the “NYSE”), absent instructions from the beneficial owners, banks and brokers who hold shares in street name for beneficial owners have the authority to vote on routine corporate matters. The approval of the change of our company’s name and the ratification of the appointment of our independent registered public accounting firm are considered to be routine matters, while the election of directors and the advisory vote to approve executive compensation are not.

Proposal 1. With respect to the nominees for director listed under “Proposal 1 – Election of Directors,” to be elected, each nominee must receive at least a plurality of the votes cast at the Annual Meeting (assuming a quorum is present) with respect to that nominee’s election. A “plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen at the election. In the election of directors, you may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to each nominee. If you elect to abstain in the election of directors, the abstention will not impact the election of directors. In tabulating the voting results for the election of directors, only “FOR” and “AGAINST” votes are counted. Broker “non-votes” will not be counted as a vote cast with respect to a nominee and will therefore not affect the outcome of the vote on Proposal 1.

Proposal 2. With respect to Proposal 2 – “Ratification of Selection of Independent Registered Public Accountant,” the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote is required for approval of this item. You may vote “FOR,” “AGAINST” or “ABSTAIN”. If you abstain from voting, it will have the same effect as a vote against this item. Your broker (or another organization that holds your shares for you) may exercise its discretionary authority to vote your shares in favor of Proposal 2.

Proposal 3. With respect to Proposal 3 – “Advisory Vote to Approve Executive Compensation,” the affirmative vote of a majority of shares present in person or represented by proxy and entitled to vote is required for approval of this item. You may vote “FOR,” “AGAINST” or “ABSTAIN”. If you abstain from voting, it will have the same effect as a vote against this item. Your broker (or another organization that holds your shares for you) does not have discretionary authority to vote your shares with regard to Proposal 3. Therefore, if your shares are held in the name of a brokerage firm, bank, dealer or similar organization that provides a proxy to us, and the organization has not received your instructions as to how to vote your shares on this proposal, your shares will be counted as if you had voted against Proposal 3.

Although the advisory vote on Proposal 3 is non-binding, as provided by law, our Board will review the results of the vote and will take it into account in making future decisions regarding executive compensation.

Why did I receive in the mail a Notice of Internet Availability of Proxy Materials rather than a full set of proxy materials?

Securities and Exchange Commission (“SEC”) rules allow companies to provide stockholders with access to proxy materials over the Internet rather than mailing the materials to stockholders. To conserve natural resources and reduce costs, we are sending to many of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”). The Notice provides instructions for accessing the proxy materials on the website referred to in the Notice or for requesting printed copies of the proxy materials. The Notice also provides instructions for requesting the delivery of the proxy materials for future annual meetings in printed form by mail or electronically by email.

How are proxies being solicited and who will pay for the solicitation of proxies?

We will bear the expense of the solicitation of proxies. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and employees by other means, including telephone, over the Internet or in person. No special compensation will be paid to our directors, officers or employees for the solicitation of proxies. To solicit proxies, we will also request the assistance of banks, brokerage houses and other custodians, nominees or fiduciaries, and, upon request, will reimburse these organizations or individuals for their reasonable expenses in forwarding soliciting materials to beneficial owners and in obtaining authorization for the execution of proxies.

How are proxy materials delivered to households?

Only one copy of the Company’s 2013 Annual Report, this Proxy Statement, and/or Notice of Internet Availability of Proxy Materials, as applicable, will be delivered to an address where two or more stockholders reside with the same last name or whom otherwise reasonably appear to be members of the same family based on the stockholders’ prior express or implied consent.

We will deliver promptly upon written or oral request a separate copy of the 2013 Annual Report, this Proxy Statement, and/or Notice of Internet Availability of Proxy Materials, as applicable, upon such request. If you share an address with at least one other stockholder, currently receive one copy of our Annual Report, Proxy Statement, and/or Notice of Internet Availability of Proxy Materials at your residence, and would like to receive a separate copy of our Annual Report, Proxy Statement, and Notice of Internet Availability of Proxy Materials for future stockholder meetings of the Company, please follow the instructions for requesting materials indicated on the Notice of Internet Availability of Proxy Materials sent to your residence and specify this preference in your request.

If you share an address with at least one other stockholder and currently receive multiple copies of our Annual Report, Proxy Statement, or Notice of Internet Availability of Proxy Materials, and you would like to receive a single copy of our Annual Report, Proxy Statement, or Notice of Internet Availability of Proxy Materials, please follow the instructions for requesting materials indicated on the Notice of Internet Availability of Proxy Materials that is addressed to you and specify this preference in your request.

Who can help answer my other questions and to whom should I send a request for copies of certain material?

If you have more questions about voting, wish to obtain another proxy card or wish to receive a copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2013 without charge, you should contact:

Corporate Secretary
China BAK Battery, Inc.
BAK Industrial Park,
Meigui Street, Huayuankou Economic Zone,
Dalian City, 116422, China
Telephone: 86-411-62510619; Fax: 86-411-62510628
E-mail: ir@cbak.com.cn

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting to Be Held on September 26, 2014
The Proxy Statement and the 2013 Annual Report to security holders are available at
www.shareholdervote.info

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Securities Ownership of Certain Beneficial Owners and Management

The following table sets forth information known to us with respect to the beneficial ownership of our Common Stock as of the close of business on August 4, 2014 (the “Reference Date”) for: (i) each person known by us to beneficially own more than 5% of our voting securities, (ii) each named executive officer, (iii) each of our directors and nominees, and (iv) all of our executive officers and directors as a group:

Names of Management and Names	Amount and Nature of
of Certain Beneficial Owners (1)	Beneficial Ownership (1)
	Number (2)	Percent (3)

Xiangqian Li (4)	3,910,778	30.8%

Chunzhi Zhang (5)	3,500	*

Martha C. Agee	0	*

Jianjun He	0	*

Guosheng Wang	0	*

All executive officers and directors as a group (5 persons)	3,914,278	30.9%

*	Denotes less than 1% of the outstanding shares of Common Stock.

**	All information in and below this table gives retroactive effect to our one-for-five reverse stock split effected on October 26, 2012.

(1)

The number of shares beneficially owned is determined under Securities and Exchange Commission (“SEC”) rules, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power, and also any shares which the individual has the right to acquire within 60 days of the Reference Date, through the exercise or conversion of any stock option, convertible security, warrant or other right (a “Presently Exercisable” security). Including those shares in the table does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.

(2)

Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of Common Stock listed as owned by that person or entity.

(3)

A total of 12,619,597 shares of Common Stock are considered to be outstanding on the Reference Date. For each beneficial owner above, any Presently Exercisable securities of such beneficial owner have been included in the denominator, pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

(4)

Including 100,000 restricted shares of the Common Stock granted under the Stock Option Plan on June 22, 2009, which restricted stock is subject to a five-year vesting schedule. It vests in twenty equal quarterly installments on the first day of each fiscal quarter beginning on October 1, 2009.

(5)

On June 25, 2007, Mr. Zhang was granted 1,000 shares of restricted Common Stock. On August 6, 2008, Mr. Zhang was granted an additional 1,000 shares of restricted Common Stock on the same terms as those governing the June 25, 2007 grant. On June 26, 2009, Mr. Zhang was granted an additional 1,000 shares of restricted Common Stock, on the same terms as those governing the June 25, 2007 and August 6, 2008 grants. On July 1, 2010, Mr. Zhang was granted an additional 1,000 shares of restricted Common Stock on the same terms as those governing the June 25, 2007, August 6, 2008, and June 26, 2009 grants. On January 19, 2011, Mr. Zhang waived the receipt of 500 shares of the July 1, 2010 grant in consideration of an additional quarterly payment by the Company of $6,250 on or about January 6, 2011 pursuant to the increase, effective January 1, 2011, of each of the directors’ annual retainer fee under the Company’s Stock Option Plan by $25,000 in lieu of each director’s receipt of restricted shares under the Stock Option Plan.

Changes in Control

There are no arrangements known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of the Company.

PROPOSAL NO. 1 ELECTION OF DIRECTORS

The Board is responsible for establishing broad corporate policies and monitoring the overall performance of the Company. It selects the Company’s executive officers, delegates authority for the conduct of the Company’s day-to-day operations to those officers, and monitors their performance. Members of the Board are kept informed of the Company’s business by participating in Board and Committee meetings, by reviewing analyses and reports, and through discussions with the Chairman and other officers.

Effective December 8, 2006, Article V of our articles of incorporation was amended so that the number of our directors shall be determined in accordance with our Bylaws instead of in accordance with provisions contained in our articles of incorporation. At the Annual Meeting, five (5) directors will be elected, each to hold office until the next annual meeting of stockholders or his or her earlier death or resignation or until his or her successor, if any, is elected or appointed. The individuals who have been nominated for election to the Board at the Annual Meeting are listed in the table below. Each of the nominees is a current director of the Company.

If, as a result of circumstances not now known or foreseen, any of the nominees is unavailable to serve as a nominee for the office of Director at the time of the Annual Meeting, the holders of the proxies solicited by this Proxy Statement may vote those proxies either (i) for the election of a substitute nominee who will be duly designated by the proxy holders or by the present Board or (ii) for the balance of the nominees, leaving a vacancy. Alternatively, the size of the Board may be reduced accordingly. The Board has no reason to believe that any of the nominees will be unwilling or unable to serve, if elected as a Director. To be elected, each of the five nominees proposed for election as directors at the Annual Meeting must receive at least a plurality of the votes cast at the Annual Meeting.

Director Selection

There have been no material changes to the procedures by which stockholders may recommend nominees to our board of directors since such procedures were last disclosed. As provided in its Charter, the Nominating and Corporate Governance Committee of the Company’s Board is responsible for identifying individuals qualified to become Board members and recommending to the Board nominees for election as directors. The Nominating and Corporate Governance Committee considers recommendations for director nominees, including those submitted by the Company’s stockholders, on the bases described below. Stockholders may recommend nominees by writing to the Nominating and Corporate Governance Committee c/o the Secretary at BAK Industrial Park, Meigui Street, Huayuankou Economic Zone, Dalian City, 116422, China; via email at IR@cbak.com.cn; or via fax at (86)411-62510628. Stockholder recommendations will be promptly provided to the chairman of the Nominating and Corporate Governance Committee. To be considered by the Nominating and Corporate Governance Committee for inclusion in the proxy for the 2015 annual meeting, recommendations must be received by the Secretary of the Company not later than the close of business on December 31, 2014.

In identifying and evaluating nominees, the Nominating and Corporate Governance Committee may consult with the other Board members, management, consultants, and other individuals likely to possess an understanding of the Company’s business and knowledge of suitable candidates. In making its recommendations, the Nominating and Corporate Governance Committee assesses the requisite skills and qualifications of nominees and the composition of the Board as a whole in the context of the Board's criteria and needs. In evaluating the suitability of individual Board members, the Nominating and Corporate Governance Committee may take into account many factors, including general understanding of marketing, finance and other disciplines relevant to the success of a publicly traded company in today’s business environment; understanding of the Company’s business and technology; the international nature of the Company’s operations; educational and professional background; and personal accomplishment. The Nominating and Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the Company’s business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. The Nominating and Corporate Governance Committee also ensures that a majority of nominees would be “independent directors” as defined under the applicable rules of the SEC and The NASDAQ Stock Market LLC (“NASDAQ”). For a description of the qualifications that the Nominating and Corporate Governance Committee seeks in potential nominees, please see “Nominees – Qualifications for All Directors” below.

The names, the positions with the Company and the ages as of the Record Date of the individuals who are our nominees for election as directors are:

Name	Age	Position/s	Director Since
Xiangqian Li	45	Chairman, President and Chief Executive Officer	January 2005
Jianjun He	41	Director	November 2013
Chunzhi Zhang	51	Director	June 2007
Martha C. Agee	59	Director	November 2012
Guosheng Wang	42	Director	August 2014

Director Qualifications

Qualifications, Attributes, Skills and Experience to be Represented on the Board as a Whole

In its assessment of each potential candidate, including those recommended by stockholders, the Nominating and Corporate Governance Committee considers the nominee’s judgment, integrity, experience, independence, understanding of the Company’s business or other related industries and such other factors the Nominating and Corporate Governance Committee determines are pertinent in light of the current needs of the Board. The Nominating and Corporate Governance Committee also takes into account the ability of a Director to devote the time and effort necessary to fulfill his or her responsibilities to the Company.

The Board and the Nominating and Corporate Governance Committee require that each Director be a recognized person of high integrity with a proven record of success in his or her field. Each Director must demonstrate innovative thinking, familiarity with and respect for corporate governance requirements and practices, an appreciation of multiple cultures and a commitment to sustainability and to dealing responsibly with social issues. In addition to the qualifications required of all Directors, the Board assesses intangible qualities including the individual’s ability to ask difficult questions and, simultaneously, to work collegially.

The Board has identified particular qualifications, attributes, skills and experience that are important to be represented on the Board as a whole, in light of the Company’s current needs and business priorities. The Company’s services are performed in various countries and in significant areas of future growth located outside of the United States. Accordingly, the Board believes that international experience or specific knowledge of key geographic growth areas and diversity of professional experiences should be represented on the Board. In addition, the Company’s business is multifaceted and involves complex financial transactions. Therefore, the Board believes that the Board should include some Directors with a high level of financial literacy and some Directors who possess relevant business experience as a Chief Executive Officer or President. Our business involves complex technologies in a highly specialized industry. Therefore, the Board believes that extensive knowledge of the Company’s business and industry should be represented on the Board.

The Board and the Nominating and Corporate Governance Committee do not have a specific diversity policy, but consider diversity of race, ethnicity, gender, age, cultural background and professional experiences in evaluating candidates for Board membership. Diversity is important because a variety of points of view contribute to a more effective decision-making process.

Biographical Information and Summary of Qualifications of 2013 Nominees for Director

Xiangqian Li has served as the chairman of our board, our president and chief executive officer since January 20, 2005. He has been a director of BAK International Limited, or BAK International, our Hong Kong incorporated subsidiary, since November 2004. Mr. Li is the founder and has served as the chairman of the board of Shenzhen BAK Battery Co., Ltd., or Shenzhen BAK, or Shenzhen BAK, our indirect wholly owned subsidiary, since its inception in August 2001, and served as Shenzhen BAK’s general manager since December 2003. From June 2001 to June 2003, Mr. Li was the chairman of Huaran Technology Co., Ltd., a PRC-incorporated company engaged in the car audio business. Mr. Li received a bachelor’s degree in thermal energy and power engineering from the Lanzhou Railway Institute, China and a doctorate degree in quantitative economics from Jilin University in China.

Director Qualifications: Mr. Li has extensive senior management experience in the industry in which we operate, having served as our Chief Executive Officer and Chairman since January 2005 and as the Chief Executive Officer or Chairman of various other companies since 2001.

Jianjun He has served as our director since November 4, 2013. Mr. He has more than 15 years experience in accounting and finance and is an associate member of the Chinese Institute of Certificate Public Accounts. Mr. He has been the Managing Director of Jilin Cybernaut Lvke Investment and Management Co., Ltd., an investment consulting firm in China, since January 1, 2013. From June 30, 2009 to December 31, 2012, Mr. He served as the Chief Financial Officer of THT Heat Transfer Technology, Inc. (Nasdaq: THTI) (“THT Heat”), a provider of heat exchangers and heat exchange solutions in China. Mr. He was the Chief Financial Officer of Siping City Juyuan Hanyang Plate Heat Exchanger Co. Ltd, a wholly owned subsidiary of THT Heat from 2007 to December 2012. From 1999 to 2007, Mr. He worked as senior financial officer in Jilin Grain Group, a state-owned enterprise engaged in the grain processing and trading business. Mr. He graduated from Changchun Taxation College in 1995 with a Bachelor’s degree in Auditing and obtained a Master’s degree from Jilin University in 2005.

Director Qualifications: Mr. He has a rich knowledge in accounting and corporate finance. He also has more than three years’ experience acting as CFO of a Nasdaq listed company.

Chunzhi Zhang has served as our director since June 25, 2007. Since mid-2005, Mr. Zhang has served as General Manager of AASTOCKS.com, Ltd., Shenzhen Branch, a software integration and one-stop system solutions provider for financial markets in China. From 2003 through mid-2005, Mr. Zhang served as General Manager of Shenzhen Sharemax Management Co., Ltd, where he was involved in both private equity business and asset management. From 1998 through 2003, Mr. Zhang served as General Manager of Haixing Security Brokerage Co., Ltd, Shenzhen Branch, involved in securities trading and asset management. Prior to joining Haixing Security Brokerage, from 1985 to 1996, Mr. Zhang served as senior Management in Hong Kong for China Resources Holding Co., Ltd., a China central government-owned enterprise. Mr. Zhang received his bachelor degree in Economy from Jilin University in 1985 and MBA degree from University of Wales in the United Kingdom. Mr. Zhang is also a distinguished finance lecturer at the Graduate School in Shenzhen of Tsinghua University.

Director Qualifications: Mr. Zhang, Chair of the Compensation Committee, is experienced in securities analysis and investment. Mr. Zhang has accumulated this experience in managerial positions in firms in the securities industry since 1998.

Martha C. Agee has served as our director since November 15, 2012. Since 1997, Ms. Agee has been a senior lecturer of business law at Hankamer School of Business of Baylor University where she teaches courses in the Legal Environment of Business, International Business Law, and Healthcare Law & Ethics for graduate and undergraduate students. Prior to that, Ms. Agee practiced law from 1988 to 1996. Ms. Agee obtained her bachelor’s degree in Accounting in 1976 and Juris Doctorate degree in 1988 from Baylor University.

Director Qualifications: Ms. Agee, Chair of the Audit Committee, was previously Certified Public Accountant, worked as Chief Accountant for political sub-division for five and a half years and worked as Supervisor of Accounting for large retail chain with the responsibilities included hiring, training, and supervision of accounting staff; preparation and analysis of 17 monthly financial statements and quarterly consolidated financial statements; budgeting, and internal auditing.

Guosheng Wang has served as our director since August 1, 2014. Since June 2014, Mr. Wang has been in charge of the construction of facilities of the Company’s subsidiary, Dalian BAK Power Battery Co., Ltd (“Dalian BAK”) and the relocation of assets and equipment of BAK International (Tianjin) Limited (“BAK Tianjin”) to Dalian BAK. Prior to that, Mr. Wang served as vice president of operations of BAK Tianjin since May 2013, where he was managing the Quality Department, Purchase Department, Equipment Department and HR Department. From May 2010 to May 2013, Mr. Wang served as manager of Equipment Department of BAK Tianjin. From March 2008 to May 2010, he served as Director of No. 1 Manufacture Department of BAK Tianjin. Mr. Wang began his career working as an engineer at Harbin Railway Transportation Equipment Co., Ltd in 1994. Mr. Wang obtained his bachelor’s degree in mechanical manufacturing engineering and equipment from Lanzhou Jiaotong University in July 1994.

Director Qualifications: Having served with the Company since 2003, Mr. Wang brings to the Board extensive experience in all aspects of our business and industry and strong management and technical skills.

Each director holds office until the earlier of his or her death, resignation, removal from office by the stockholders, or his or her respective successor is duly elected and qualified. There are no arrangements or understandings between any of our nominees or directors and any other person pursuant to which any of our nominees or directors have been selected for their respective positions. No nominee or director is related to any executive officer or any other nominee or director.

No director of the Company is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries. There are no family relationships among our directors or officers.

Other than as described above, no director has held any directorship during the past five years with any other public company.

For information as to the shares of the Common Stock held by each nominee, see “Securities Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters – Securities Ownership of Certain Beneficial Owners and Management.”

Involvement in Certain Legal Proceedings

None of our directors or executive officers has, during the past ten years:

  been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

  had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

  been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

  been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

  been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

  been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self- regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Director Independence

Our Board has determined that each of our non-employee directors, Mr. Zhang, Ms. Agee and Mr. He, is an “independent director” as defined by the applicable rules of the SEC and NASDAQ. Each of our non-employee directors serves on the Board’s committees, and therefore all of the members of our board committees are independent as defined under the NASDAQ listing standards and by the SEC. There were and are no transactions, relationships or arrangements not otherwise disclosed in this Proxy Statement that were considered by the Board of Directors under the applicable independence definitions in determining that each of these directors is independent.

Governance Structure

Currently, our Chief Executive Officer is also our Chairman. The Board of Directors believes that, at this time, having a combined Chief Executive Officer and Chairman is the appropriate leadership structure for the Company. In making this determination, the Board of Directors considered, among other matters, Mr. Li’s experience and tenure of having been Chairman and Chief Executive Officer since 2005, and felt that his experience, knowledge, and personality allowed him to serve ably as both Chairman and Chief Executive Officer. Among the benefits of a combined Chief Executive Officer/Chairman considered by the Board of Directors is that such structure promotes clearer leadership and direction for our Company and allows for a single, focused chain of command to execute our strategic initiatives and business plans.

The Board’s Role in Risk Oversight

The Board oversees that the assets of the Company are properly safeguarded, that the appropriate financial and other controls are maintained, and that the Company’s business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the Board of Directors’ oversight of the various risks facing the Company. In this regard, the Board seeks to understand and oversee critical business risks. The Board does not view risk in isolation. Risks are considered in virtually every business decision and as part of the Company’s business strategy. The Board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for the Company to be competitive on a global basis and to achieve its objectives.

While the Board oversees risk management, Company management is charged with managing risk. The Company has robust internal processes and a strong internal control environment to identify and manage risks and to communicate with the Board. The Board and the Audit Committee monitor and evaluate the effectiveness of the internal controls and the risk management program at least annually. Management communicates routinely with the Board, Board Committees and individual Directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.

The Board implements its risk oversight function both as a whole and through Committees. Much of the work is delegated to various Committees, which meet regularly and report back to the full Board. All Committees play significant roles in carrying out the risk oversight function. In particular:

  The Audit Committee oversees risks related to the Company’s financial statements, the financial reporting process, accounting and legal matters. The Audit Committee oversees the internal audit function. The Audit Committee members meet separately with representatives of the Company’s independent auditing firm; and

  The Compensation Committee evaluates the risks and rewards associated with the Company’s compensation philosophy and programs. The Compensation Committee reviews and approves compensation programs with features that mitigate risk without diminishing the incentive nature of the compensation. Management discusses with the Compensation Committee the procedures that have been put in place to identify and mitigate potential risks in compensation.

  The Nominating and Corporate Governance Committee evaluates risk associated with management decisions and strategic direction and reports concerns to the full Board. In addition, this committee evaluates the performance of independent directors and makes suggestions to the full Board concerning director qualifications and number of independent directors. The committee also oversees the Company’s ethics programs, including the Code of Business Ethics and Conduct.

Required Vote

To be elected, each nominee for director must receive at least a plurality of the votes cast at the Annual Meeting (assuming a quorum is present) with respect to that nominee’s election. Abstentions and broker “non-votes” will not be counted as a vote cast with respect to a nominee.

Recommendation of the Board

The Board of Directors recommends a vote FOR the election of the nominees set forth in Proposal 1.

COMMITTEES OF THE BOARD OF DIRECTORS

Committees and Meetings

Our Board currently has three standing Committees which, pursuant to delegated authority, perform various duties on behalf of and report to the Board: (i) Audit Committee, (ii) Compensation Committee and (iii) Nominating and Corporate Governance Committee. Each of the three standing Committees is comprised entirely of independent directors as that term is defined under the NASDAQ listing standards applicable to each of these committees. From time to time, the Board may establish other committees.

During the fiscal year ended September 30, 2013, the Board held a total of eight meetings. Each director attended 100% of the total number of meetings of the Board and 100% of the meetings of all Committees on which he or she served. We do not have a policy requiring Board members to attend the annual meeting of our stockholders. Two members of the Board attended our 2013 annual meeting of stockholders.

Each of the Charters of our Audit, Compensation and Nominating and Corporate Governance Committees contains a definition for determining whether members of the respective Committee are independent for purposes of that committee. Current copies of these Charters are posted on our Internet website at www.bak.com.cn.

Audit Committee

During the fiscal year ended September 30, 2013, our Audit Committee consisted of, Charlene Spoede Budd (resigned on February 27, 2013), Jonathan Christopher Paugh (resigned on October 3, 2013), Chunzhi Zhang and Martha Agee. Pursuant to the determination of our Board of Directors, Dr. Budd served as the chair of the Audit Committee and as our Audit Committee financial expert as that term is defined by the applicable SEC rules before her resignation. Each director who has served or is serving on our Audit Committee was or is “independent” as that term is defined under the NASDAQ listing standards for Audit Committee members at all times during their service on such Committee.

The Audit Committee, which was established in accordance with Section 3(a)(58)(A) of the Exchange Act, oversees our accounting and financial reporting processes and the audits of the financial statements of our company. During the fiscal year ended September 30, 2013, the Audit Committee held six meetings, in compliance with its Charter. The Audit Committee is responsible for, among other things:

  selecting our independent auditors and pre-approving all auditing and non-auditing services permitted to be performed by our independent auditors;

  reviewing with our independent auditors any audit problems or difficulties and management’s response;

  reviewing and approving certain proposed related-party transactions, as defined in Item 404 of SEC Regulation S- K;

  discussing the annual audited financial statements with management and our independent auditors;

  reviewing major issues as to the adequacy of our internal controls and any special audit steps adopted in light of significant internal control deficiencies;

  annually reviewing and reassessing the adequacy of our Audit Committee Charter;

  such other matters that are specifically delegated to our Audit Committee by our Board from time to time;

  meeting separately and periodically with management and our internal and independent auditors; and

  reporting regularly to the full Board.

Compensation Committee

During the fiscal year ended September 30, 2013, our Compensation Committee consisted of Charlene Spoede Budd (resigned on February 27, 2013), Jonathan Christopher Paugh (resigned on October 3, 2013), Chunzhi Zhang and Martha Agee, with Mr. Zhang as chair of the Compensation Committee. Each director who has served or is serving on our Compensation Committee was or is “independent” as that term is defined under the NASDAQ listing standards at all times during their service on such Committee. The Compensation Committee has a charter, which is available on our website at www.cbak.com.cn.

Our Compensation Committee assists the Board in reviewing and approving the compensation structure of our directors and executive officers, including all forms of compensation to be provided to our directors and executive officers. Our Chief Executive Officer may not be present at any Committee meeting during which his compensation is deliberated. The Compensation Committee is permitted to delegate its authority in accordance with Nevada law unless prohibited by the Company’s Bylaws or the Compensation Committee Charter. The Compensation Committee held one meeting during the fiscal year ended September 30, 2013.

The Compensation Committee is responsible for, among other things:

  determining the compensation package for our executive officers (other than our Chief Executive Officer);

  reviewing and making recommendations to the Board with respect to the compensation of our directors and Chief Executive Officer;

  reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer;

  evaluating the performance of our Chief Executive Officer in light of those goals and objectives, and recommending the compensation level of our chief executive officer based on this evaluation;

  reviewing periodically and making recommendations to the Board regarding any long-term incentive compensation or equity plans, programs or similar arrangements; and

  reviewing and approving any employment agreements, retirement agreements, severance arrangements, change-in- control arrangements or special or supplemental employee benefits and any material amendments to the foregoing, applicable to executive officers, including the Chief Executive Officer.

The Compensation Committee may delegate all or a portion of its duties and responsibilities to a subcommittee of the Committee. The Compensation Committee also has the authority and sole discretion to retain compensation consultants as it deems necessary.

The Chief Executive Officer makes recommendations concerning the performance and compensation of the Company’s other executive officers. The Committee oversees these recommendations and makes final determinations as to the other executive officers’ compensation.

Nominating and Corporate Governance Committee

During the fiscal year ended September 30, 2013, our Nominating and Corporate Governance Committee consisted of Charlene Spoede Budd (resigned on February 27, 2013), Jonathan Christopher Paugh (resigned on October 3, 2013), Chunzhi Zhang and Martha Agee. Ms. Agee served as chair of this Committee until August 6, 2013. Each director who has served or is serving on our Nominating and Corporate Governance Committee was or is “independent” as that term is defined under the NASDAQ listing standards at all times during their service on such Committee.

The Nominating and Corporate Governance Committee assists the Board in identifying individuals qualified to become our directors and in determining the composition of the Board and its committees. The Nominating and Corporate Governance Committee held three meetings during the fiscal year ended September 30, 2013, in compliance with its Charter. The Nominating and Corporate Governance Committee is responsible for, among other things:

  identifying and recommending to the Board nominees for election or re-election to the Board, or for appointment to fill any vacancy;

  reviewing annually with the Board the current composition of the Board in light of the characteristics of independence, business experience, and specific areas of expertise;

  identifying and recommending to the Board the directors to serve as members of the Board’s committees;

  evaluating risk associated with management decisions and strategic direction and reporting concerns to the full Board;

  evaluating the performance of independent directors and making suggestions to the full Board concerning director qualifications and number of independent directors; and

  monitoring compliance with our Code of Business Ethics and Conduct.

Code of Business Ethics and Conduct

We have adopted a Code of Business Ethics and Conduct relating to the conduct of our business by our employees, officers and directors. We intend to maintain the highest standards of ethical business practices and compliance with all laws and regulations applicable to our business, including those relating to doing business outside the United States. During the fiscal year ended September 30, 2013, there were no amendments to or waivers of our Code of Business Ethics and Conduct. If we effect an amendment to, or waiver from, a provision of our Code of Business Ethics and Conduct, we intend to satisfy our disclosure requirements by posting a description of such amendment or waiver on our Internet website at www.bak.com.cn or via a current report on Form 8-K. A current copy of our Code of Business Ethics and Conduct is posted on our Internet website at www.cbak.com.cn.

REPORT OF THE AUDIT COMMITTEE
FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2013

The Audit Committee of the Board is comprised of three non-employee Directors, each of whom has been determined by the Board to be “independent” under the meaning of Rule 10A-3(b)(1) under the Exchange Act. Dr. Budd, the chair of the Audit Committee, is an “audit committee financial expert” within the meaning of Item 407(d)(5)(ii) of SEC Regulation S-K. The Audit Committee assists the Board’s oversight of the integrity of the Company’s financial reports, compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent registered public accounting firm, the audit process, and internal controls. The Audit Committee operates pursuant to a written Charter adopted by the Board. The Audit Committee is responsible for overseeing the corporate accounting and financial reporting practices, recommending the selection of the Company’s registered public accounting firm, reviewing the extent of non-audit services to be performed by the auditors, and reviewing the disclosures made in the Company’s periodic financial reports. The Audit Committee also reviews and recommends to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

During fiscal year 2013, the Audit Committee (1) reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2013, with Company management; (2) discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards , Vol. 1. AU section 380), as adopted by the PCAOB in Rule 3200T; and (3) received the written disclosures and the letters from the independent accountants required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent accountants their independence.

Based on the review and discussions referred to above, the Audit Committee had recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2013 for filing with the SEC.

/s/ The Audit Committee
Martha C. Agee, Chair
Chunzhi Zhang
Jianjun He

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning all compensation awarded to, earned by or paid to the following persons for services rendered in all capacities during fiscal years 2013 and 2012: Xiangqian Li, our Chief Executive Officer, President and Chairman, and Kenneth G. Broom, our former Chief Operating Officer who resigned on January 31, 2013. No other executive officers received total compensation in excess of $100,000 in either fiscal year.

			Stock	Option
		Salary	Awards	Awards
Name and Principal Position	Year	($)(1)	($)(2)	($)(2)	Total ($)
Xiangqian Li, President, Chief Executive Officer	2013	38,776	-	-	38,776
	2012	37,957	-	-	37,957
Kenneth G. Broom, former Chief Operating Officer	2013	83,333	-	-	83,333
	2012	249,990	-	-	249,990

(1) The amounts reported in this table have been converted from RMB to U.S. dollars based on the average conversion rate between the U.S. dollar and RMB for the applicable fiscal year, or $1.00 to RMB 6.1894 (fiscal year 2013 exchange rate), $1.00 to RMB 6.3374 (fiscal year 2012 exchange rate), except with respect to the salary payments to Mr. Broom, which payments were in U.S. dollars.

(2) The amounts represented in the stock and option awards columns reflect the compensation expense recognized by the Company determined pursuant to SFAS No. 168 “The FASB Accounting Standards CodificationTM and the Hierarchy of Generally Accepted Accounting Principles, a replacement of FASB Statement No. 162” (“SFAS No. 168”), as superseded by The FASB Accounting Standards CodificationTM (“ASC”), now included in ASC Topic 718 (“ASC 718”), and no forfeitures are assumed. The assumptions used to calculate the value of option and restricted stock awards are set forth under Note 17 of the Notes to Consolidated Financial Statements of this annual report.

Summary of Employment Agreements

The base salary shown in the Summary Compensation Table is described in each named executive officer’s respective employment agreement. The material terms of those employment agreements are summarized below.

With the exception of Mr. Broom, the named executive officers entered into the Company’s standard employment agreement. On December 20, 2006, Shenzhen BAK entered into a non-standard employment agreement with Mr. Broom in connection with his employment in Canada as Executive Vice President for BAK Canada Ltd. Mr. Broom’s employment agreement entitles him to a grant of 100,000 stock options, an allowance for monthly car expenses, and the cost of legal representation and indemnification for damages in the event Mr. Broom’s prior employer files any claims or demands against him relating to his employment with the Company. In the event the Company terminates Mr. Broom’s employment without cause prior to the expiration of the minimum two-year term of the agreement, he is entitled to a lump sum payment or salary continuation equal to the amount he would have received had no termination occurred. Neither the Company nor Mr. Broom has incurred any legal costs or damages relating to Mr. Broom’s former employment. The compensation terms of Mr. Broom’s agreement have not changed since his appointment as Chief Operating Officer of the Company.

Material Terms of Standard Employment Agreement.

We entered into employment agreements with three-year initial terms with our named executive officers with standard employment agreements. We entered into the employment agreement with Mr. Li on June 30, 2012. Each of our standard employment agreements is automatically extended by a year at the expiration of the initial term and at the expiration of every one-year extension, until terminated in accordance with the termination provisions of the agreements, which are described below.

Our standard employment agreement permits us to terminate the executive’s employment for cause, at any time, without notice or remuneration, for certain acts of the executive, including but not limited to a conviction or plea of guilty to a felony, negligence or dishonesty to our detriment and failure to perform agreed duties after a reasonable opportunity to cure the failure. An executive may terminate his employment upon one month’s written notice if there is a material reduction in his authority, duties and responsibilities or if there is a material reduction in his annual salary before the next annual salary review. Furthermore, we may terminate the executive’s employment at any time without cause by giving one month’s advance written notice to the executive officer. If we terminate the executive’s employment without cause, the executive will be entitled to a termination payment of up to three months of his or her then base salary, approximately $2,530 to $9,489, depending on the length of such executive’s employment with us. Specifically, the executive will receive salary continuation for: (i) one month following a termination effective prior to the first anniversary of the effective date of the employment agreement; (ii) two months following a termination effective prior to the second anniversary of the effective date; and (iii) three months following a termination effective prior to or any time after the third anniversary of the effective date. The employment agreements provide that the executive will not participate in any severance plan, policy, or program of the Company.

Our standard employment agreement contains customary non-competition, confidentiality, and non-disclosure covenants. Each executive officer has agreed to hold, both during and after the employment agreement expires or is earlier terminated, in strict confidence and not to use, except as required in the performance of his duties in connection with the employment, any confidential information, technical data, trade secrets and know-how of our company or the confidential information of any third party, including our affiliated entities and our subsidiaries, received by us. The executive officers have also agreed to disclose in confidence to us all inventions, designs and trade secrets which they conceive, develop or reduce to practice and to assign all right, title and interest in them to us. In addition, each executive officer has agreed to be bound by non-competition restrictions set forth in his or her employment agreement. Specifically, each executive officer has agreed not to, while employed by us and for a period of one year following the termination or expiration of the employment agreement, approach our clients, customers or contacts or other persons or entities, and not to interfere with the business relationship between us and such persons and/or entities;

  assume employment with or provide services as a director for any of our competitors, or engage in any business which is in direct or indirect competition with our business; or

  solicit the services of any of our employees.

Outstanding Equity Awards at Fiscal Year-End 2013

The following table sets forth the equity awards outstanding at September 30, 2013 for each of the named executive officers.

		Option Awards			Stock Awards
Market
	Number of	Number of			Number of	Value of
	Securities	Securities			Shares or	Shares or
	Underlying	Underlying	Option		Units of	Units of
	Unexercised	Unexercised	Exercise	Option	Stock That	Stock That
	Options (#)	Options (#)	Price	Expiration	Have Not	Have Not
Name	Exercisable	Unexercisable	($)	Date	Vested (#)	Vested ($)
Xiangqian Li (1)		-	-	-	20,000	46,400
Kenneth G. Broom (2)		-	-	-	-	-

*All information in and below this table gives retroactive effect to our one-for-five reverse stock split effected on October 26, 2012.

(1) Mr. Li was granted an option to purchase 216,000 shares of our common stock on May 29, 2008 under the Stock Option Plan. The option is subject to a three-year vesting schedule, with the first 1/12 vesting on the last day of the full fiscal quarter following the date of grant (September 30, 2008), and the remaining 11/12 vesting in eleven equal installments on the last day of each following fiscal quarter. The exercise price is $20.9. The option expires on May 28, 2013. Mr. Li was also granted 100,000 restricted shares of the Company’s common stock, par value $0.001, under the Stock Option Plan. The restricted stock is subject to a five-year vesting schedule. It vests in twenty equal quarterly installments on the first day of each fiscal quarter beginning on October 1, 2009.

(2) On June 25, 2007, Mr. Broom was granted an option to purchase 20,000 shares of Common Stock at a price of $16.34 per share. The option vests over four years. On January 28, 2008, Mr. Broom was granted an option to purchase 8,000 shares of Common Stock at a price of $21.5 per share. All of Mr. Broom’s options were terminated and cancelled upon Mr. Broom’s resignation from the Company on January 31, 2013.

Compensation of Directors

Under our Compensation Plan for Non-Employee Directors, or the Directors Plan, each eligible non-employee director of the Company may receive an annual retainer fee. Pursuant to the Directors Plan, the annual retainer fee under the Directors Plan is subject to adjustments determined by our Board from time to time. Each independent director is also eligible to be granted 5,000 restricted shares of our common stock for serving as a director.

In December 2010, our Board of Directors unanimously approved a change in the annual retainer fee for independent directors in accordance with the Directors Plan. Effective January 1, 2011, our independent directors will be paid an annual retainer fee of $45,000. As was previously our policy, the chair of the Audit Committee will continue to receive an additional $5,000 in recognition of the added responsibility of this position. In connection with this change, the Board unanimously determined that the independent directors will no longer receive an annual issuance of restricted shares under the Directors Plan. Each of the independent directors has waived all rights to such annual issuances, including with respect to 2,500 of the shares that were to be issued to each of the independent directors during calendar year 2011 in connection with their grants on July 1, 2010.

Effective October 1, 2012, our independent directors will be paid an annual retainer fee of $61,000. The chair of the Audit Committee will receive an additional $9,000 in recognition of the added responsibility of this position.

In June 2013, due to the current financial situation of the Company, the independent directors agreed to reduce their annual retainer fee to $20,000, effective from the quarter ended June 30, 2013.

The following table sets forth the total compensation earned by our non-employee directors during our fiscal year ended September 30, 2013:

	Fees Earned or
Name	Paid in Cash	Stock Awards	Total ($)
	($)	($)
Charlene Spoede Budd (resigned on February 27, 2013)	35,000	-	35,000
Chunzhi Zhang	40,500	-	40,500
Martha C. Agee	40,500	-	40,500
Jonathan Christopher Paugh (appointed on August 6, 2013 and resigned on October 3, 2013)	-	-	-

We do not maintain a medical, dental or retirement benefits plan for the directors.

During fiscal year ended September 30, 2013, we did not compensate, and will not compensate, our non-independent directors for serving as our directors, although they are entitled to reimbursements for reasonable expenses incurred in connection with attending our board meetings.

The directors may determine remuneration to be paid to the directors with interested members of the Board refraining from voting. The Compensation Committee will assist the directors in reviewing and approving the compensation structure for the directors.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under U.S. securities laws, directors, certain executive officers and persons beneficially owning more than 10% of our Common Stock must report their initial ownership of the Common Stock, and any changes in that ownership, to the SEC. The SEC has designated specific due dates for these reports. Based solely on our review of copies of such reports filed with the SEC and written representations of our directors and executive offers, we believe that all persons subject to reporting filed the required reports on time in fiscal year 2013.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We have several outstanding credit facilities and lines of credit primarily from (i) Agricultural Bank of China, (ii) Bank of China, (iii) Bank of Dalian, (iv) Ping An Bank and (v) China CITIC Bank, the proceeds of which were used primarily to fund the operations of our manufacturing facilities located at the BAK Industrial Park in Shenzhen and Tianjin and for general working capital requirements. As of September 30, 2013, we had short-term bank loans of $151.4 million, and bills payable of $41.4 million. The short-term loans bore interest rates ranging from 4.4% to 15.0% per annum, and had maturity dates ranging from two to six months. The loans are guaranteed by BAK International, BAK Tianjin, Shenzhen BAK, Tianjin BAK New Energy Research Institute Co., Ltd (“Tianjin New Energy”), common shareholder and director of the Company, Mr. Xiangqian Li, our CEO, and Ms. Xiaoqiu Yu, the wife of our CEO, who did not receive and are not entitled to receive any consideration for acting as a guarantor. We are not independently obligated to indemnify any of those guarantors for any amounts paid by them pursuant to any guarantee.

On December 28, 2011, Shenzhen BAK entered into a loan agreement with Shenzhen BAK Haoze Investment Co., Ltd. (“Shenzhen Haoze”), under which Shenzhen Haoze extended a loan in an amount RMB1,750,000 ($278,410) to Shenzhen BAK as working capital, which loan is non-interest bearing and unsecured. The loan matures on December 27, 2013. Shenzhen Haoze is a company established in China and mainly engages in the business of industry investment and investment consultation. Approximately 96 percent of equity interest in Shenzhen Haoze is currently owned by Mr. Xiangqian Li. As of September 30, 2013, Shenzhen BAK had paid off the above loan.

On July 2, 2012, Shenzhen BAK entered into a loan agreement with Tianjin BAK New Energy Research Institute Co., Ltd. (“Tianjin New Energy”), under which Tianjin New Energy extended a loan in an amount of RMB10,000,000 ($1,590,913) to Shenzhen BAK as working capital, which loan is non-interest bearing and unsecured. The loan matures on July 11, 2014. As of September 30, 2013, Shenzhen BAK had paid off the rest of the above loans. Approximately 59 percent of equity interest in Tianjin New Energy is currently owned by Mr. Li. Tianjin New Energy is a company established in China and mainly engages in the business of researching, developing and selling new energy related materials. It is not engaged in the business that competes with the Company and did not have any transactions with the Company except for the guarantee relationship between them and short-term advances explained herewith.

On March 24, 2011, Shenzhen BAK entered into a guarantee agreement with Jilin Province Trust & Investment Co., Ltd. (“Jilin Trust & Investment”), under which Shenzhen BAK agreed to guarantee a loan of Tianjin New Energy, in a total amount of RMB 50,700,000 (approximately $8.1 million) that it borrowed from Jilin Trust & Investment. In addition, Mr. Li and his wife entered into a guarantee agreement with Jilin Trust & Investment under which they pledged all of their personal assets to Jilin Trust & Investment to provide unlimited liability guarantees for the loan. As of September 30, 2013, Tianjin New Energy has paid off the above loans and the guarantee upon the loan had been terminated accordingly.

On July 2, 2012, Shenzhen BAK also entered into a guarantee agreement with Bank of Dalian, under which Shenzhen BAK agreed to guarantee a loan of Tianjin New Energy in a total amount of RMB20,000,000 (approximately $3.2 million) that it borrowed from Bank of Dalian. In addition, Mr. Li entered into a guarantee agreement with Bank of Dalian and assumed joint and several liabilities to guarantee the loan.

On October 15, 2012, Shenzhen BAK also entered into guarantee agreements with Bank of Dalian, under which Shenzhen BAK agreed to guarantee the banking facilities of Tianjin New Energy in a total amount of RMB10,000,000 (approximately $1.6 million) that it borrowed from Bank of Dalian. In addition, Mr. Li, and Ms. Yu entered into a guarantee agreement with Bank of Dalian and assumes joint and several liabilities to guarantee the loan.

On July 11, 2013, Shenzhen BAK executed a new guarantee agreement with Bank of Dalian with the same terms and conditions to guarantee the above loans of RMB30 million (approximately $4.9 million) for a period from July 11, 2013 to July 10, 2016. This new guarantee agreement supersedes the above two guarantee agreements.

On October 15, 2012, Shenzhen BAK entered into a loan agreement with Tianjin New Energy, under which Tianjin New Energy extended a loan in an amount of RMB8,600,000 ($1,368,185) to Shenzhen BAK as working capital, which loan is non-interest bearing, unsecured and repayable on demand. As of October 15, 2012, the total amount of non-interest loans between Shenzhen BAK and Tianjin New Energy was RMB11,838,794 ($1,899,891). As of September 30, 2013, Shenzhen BAK had paid off this loan.

As of September 30, 2013, Shenzhen BAK and Tianjin BAK advanced to Tianjin New Energy an aggregate amount of $885,052, which was interest-free, unsecured and repayable on demand.

Shenzhen BAK believes that Tianjin New Energy owns sufficient assets, including buildings measuring 24,000 square meters and land use rights over a parcel of land of 233,450 square meters, to repay the above RMB 30,000,000 loans to Bank of Dalian without incurring Shenzhen BAK’s guarantor liability.

Promoters and Certain Control Persons

We did not have any promoters at any time during the past five fiscal years.

PROPOSAL NO. 2 – RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The consolidated balance sheets of the Company as of September 30, 2012, and the related consolidated statements of operations and comprehensive loss, shareholders’ equity, and cash flows for the year ended September 30, 2012, were audited by PKF, Certified Public Accountants, Hong Kong, China, a member firm of PKF International Limited network of legally independent firms (“PKF”). As the Company disclosed in the Current Report on Form 8-K, filed with the SEC on January 8, 2013, PKF resigned as the Company’s the independent registered public accounting firm on January 2, 2013. On January 16, 2013, the Audit Committee appointed Crowe Horwath (HK) CPA Limited (“Crowe Horwath”) as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2013. Crowe Horwath served as our company’s independent registered public accountants for fiscal year 2013 and reported on our company’s consolidated financial statements for that year.

The Audit Committee has selected Crowe Horwath to serve as the Company’s independent auditors for the fiscal year ending September 30, 2014. We are asking our stockholders to ratify our company’s selection of Crowe Horwath as our independent registered public accountants at the Annual Meeting. Although ratification is not required by our amended and restated bylaws or otherwise, the Board is submitting the selection of Crowe Horwath to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and our stockholders.

One or more representatives of Crowe Horwath are expected to be present at the Annual Meeting. They will have an opportunity to make a statement and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm’s Fees and Services

Audit Fees

PKF has billed us $234,500 and $143,000, in the aggregate, for the fiscal years ended September 30, 2012 and 2013, respectively for professional services rendered to audit our annual financial statements, and to review the interim financial statements included in our quarterly reports on Form 10-Q filed during fiscal year 2012.

Crowe Horwath has billed us nil and $102,000 in the aggregate for the fiscal years ended September 30, 2012 and 2013, respectively for professional services rendered for the audit of our fiscal year 2013 annual financial statements, including reviews of the interim financial statements included in our quarterly reports on Form 10-Q and assistance with the Securities Act of 1933 filings.

Audit-Related Fees

PKF billed us $11,128 and nil, in the aggregate, for providing consent related to our annual report on Form 10-K filed during the fiscal years ended September 30, 2012 and 2013, respectively. We did not engage Crowe Horwath to provide assurance or related services during the last two fiscal years.

Tax Fees

We did not engage our principal accountants to provide tax compliance, tax advice or tax planning services during the last two fiscal years.

All Other Fees

We did not engage our principal accountants to render services to us during the last two fiscal years, other than as reported above.

Pre-Approval Policies and Procedures

All auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by our independent auditor must be approved by the Audit Committee in advance, except non-audit services (other than review and attestation services) if such services fall within exceptions established by the SEC. The Audit Committee will pre-approve any permissible non-audit services to be provided by the Company’s independent auditors on behalf of the Company that do not fall within any exception to the pre-approval requirements established by the SEC. The Audit Committee may delegate to one or more members the authority to pre-approve permissible non-audit services, but any such delegate or delegates must present their pre-approval decisions to the Audit Committee at its next meeting. All of our accountants’ services described above were pre-approved by the Audit Committee or by one or more members under the delegate authority described above.

Required Vote

Ratification of Crowe Horwath as our company’s independent registered public accountant for the fiscal year ending September 30, 2014 requires the affirmative vote of a majority of the shares of the common stock present in person or represented by proxy and entitled to vote on the matter (assuming a quorum is present). Abstentions will have the same effect as a vote against the proposal, and broker “non-votes” may be voted at the discretion of the broker holding the shares.

Recommendation of the Board

The Board of Directors recommends a vote FOR ratification of the selection of Crowe Horwath as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2014.

PROPOSAL NO. 3 – ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K.

Our executive compensation programs are designed to attract, motivate, and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, business unit goals, corporate goals, and the realization of increased stockholder value.

Our Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. At our 2011 annual meeting of stockholders, we solicited an advisory vote of our stockholders to approve the compensation of our named executive officers and to determine how frequently the Company should conduct such advisory votes. A majority of the votes cast at the 2011 annual meeting of stockholders voted in favor of approval of the compensation of our named executive officers and having an advisory vote on executive compensation every three years. Consistent with the majority of stockholder votes cast, we are conducting our advisory vote on executive compensation at this Meeting.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board. Our Board and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the approval the named executive officer compensation as disclosed in this Proxy Statement, they will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Vote Required

Approval of the above resolution requires the affirmative vote of a majority of the shares of the common stock present in person or represented by proxy and entitled to vote on the matter (assuming a quorum is present). Abstentions will have the same effect as a vote against the proposal, and broker “non-votes” may not be voted at the discretion of the broker holding the shares.

Recommendation of the Board

The Board of Directors recommends a vote FOR the approval of the compensation of our named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC.

OTHER INFORMATION

The Report of the Audit Committee set forth in this Proxy Statement shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act. In addition, it shall not be deemed incorporated by reference by any statement that incorporates this Proxy Statement by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate this information by reference.

GENERAL

At the date of this Proxy Statement, management is not aware of any matters to be presented for action at the Annual Meeting other than those described above. However, if any other matters should come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment on such matters.

STOCKHOLDER COMMUNICATIONS

The Company has a process for stockholders who wish to communicate with the Board. Stockholders who wish to communicate with the Board may write to it at the Company’s address given above. These communications will be reviewed by one or more employees of the Company designated by the Board, who will determine whether they should be presented to the Board. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications.

STOCKHOLDER PROPOSALS FOR THE 2015 ANNUAL MEETING

If you wish to have a proposal included in our proxy statement for next year’s annual meeting in accordance with Rule 14a-8 under the Exchange Act, your proposal must be received by the Secretary of the Company at BAK Industrial Park, Meigui Street, Huayuankou Economic Zone, Dalian City, 116422, China, no later than December 31, 2014. A proposal which is received after the applicable date or which otherwise fails to meet the requirements for stockholder proposals established by the SEC will not be included. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

ANNUAL REPORT ON FORM 10-K

We will provide without charge to each person solicited by this Proxy Statement, on the written request of such person, a copy of our Annual Report on Form 10-K with any amendments, including the financial statements and financial statement schedules, as filed with the SEC for our most recent fiscal year. Such written requests should be directed to the Secretary of the Company, at our address listed on the top of page one of this Proxy Statement. A copy of our Annual Report on Form 10-K, with any amendments, is also made available on our website at www.cbak.com.cn after it is filed with the SEC.

August 8, 2014	By Order of the Board of Directors

/s/ Xiangqian Li
Secretary

CHINA BAK BATTERY, INC.
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 26, 2014

Annual Meeting Proxy Card

The undersigned stockholder of CHINA BAK BATTERY, INC., a Nevada corporation (the “Company”), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated August 8, 2014, and hereby constitutes and appoints Mr. Xiangqian Li, the Company’s Chairman, President, Chief Executive Officer and Secretary, and Mr. Jian Lin, the Company’s Interim Chief Technical Officer, or either of them acting singly in the absence of the other, with full power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of the Company’s Common Stock which the undersigned is entitled to vote at the 2014 Annual Meeting of Stockholders to be held on September 26, 2014, and at any adjournment or adjournments thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

The undersigned hereby instructs said proxies or their substitutes:

The Board of Directors recommends that you vote FOR the following:

1.      Elect as Directors the nominees listed below:

01 Xiangqian Li	FOR [_]	AGAINST [_]	ABSTAIN [_]
02 Chunzhi Zhang	FOR [_]	AGAINST [_]	ABSTAIN [_]
03 Martha C. Agee	FOR [_]	AGAINST [_]	ABSTAIN [_]
04 Jianjun He	FOR [_]	AGAINST [_]	ABSTAIN [_]
05 Guosheng Wang	FOR [_]	AGAINST [_]	ABSTAIN [_]

The Board of Directors recommends that you vote FOR the following:

2.      Ratify the selection of Crowe Horwath as the Company’s independent registered public accounting firm for fiscal year 2014.

FOR [_]	AGAINST [_]	ABSTAIN [_]

The Board of Directors recommends that you vote FOR the following:

3.      Approve the compensation of the Company’s named executive officers as disclosed in the Proxy Statement.

FOR [_]	AGAINST [_]	ABSTAIN [_]

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting, and any adjournment or adjournments thereof.

IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES OF COMMON STOCK COVERED HEREBY WILL BE VOTED AS SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3 AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

I (we) acknowledge receipt of the Notice of Annual Meeting of Stockholders, the Proxy Statement dated August 8, 2014, and the 2013 Annual Report, and ratify all that the proxies, or either of them, or their substitutes may lawfully do or cause to be done by virtue hereof and revoke all former proxies.

If you are voting by mail, please sign, date and mail this proxy immediately in the enclosed envelope. You are also permitted and encouraged to vote online by following the instructions on the Notice of Internet Availability of Proxy Materials that was separately mailed to you.

Name

Name (if joint)

Date _____________, 2014

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope, if mailed in the United States.